MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

OF

JOHN HANCOCK FUNDS III

(the “Trust”),

December 6, 2011, as amended June 25, 2014

This amended and restated Multiple Class Plan (the “Plan”) is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of the series of the Trust set forth on Appendix A hereto, as may be amended from time-to-time to remove or add series in the future (each a “Fund” and collectively, the “Funds”).

A.	GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED:

Except as otherwise specified herein, each Fund offers the various classes of shares described below. Sales charges, distribution fees and/or service fees for each class of shares shall be calculated and paid in accordance with the terms of the then-effective plan pursuant to Rule 12b-1 of the 1940 Act for the applicable class. A general description of the fees applicable to each class of shares is set forth below. Sales charges, distribution and/or service fees currently authorized are as set forth in the Funds’ prospectus and statement of additional information (together, the “Prospectus”).

1.                  Class A Shares. Class A shares of each Fund are offered with the imposition of an initial sales charge or, on certain investments described in the Prospectus, a contingent deferred sales charge (“CDSC”). Class A shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class A shares of the Funds. Class A shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

2.                  Class ADV Shares (Select Growth Fund, Disciplined Value Fund, Disciplined Value Mid Cap Fund and Small Company Fund, only). Class ADV shares of each of these Funds are offered without the imposition of an initial sales charge or CDSC. Class ADV shares of a Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class ADV shares of the relevant Funds. Class ADV shares of a Fund are available for purchase only as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

3.                  Class B Shares. Class B shares of each Fund are offered without the imposition of an initial sales charge but are subject to a CDSC as set forth in the Prospectus. Class B shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class B shares of the Funds. Class B shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

Class B Shares will automatically convert to Class A shares of the Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Prospectus. The initial purchase date for Class B shares acquired through reinvestment of dividends on Class B shares will be deemed to be the date on which the original Class B shares were purchased. Such conversion will occur at the relative net asset value per share of each class. Redemption requests placed by shareholders who own both Class A and Class B shares of the Fund will be satisfied first by redeeming the shareholder's Class A shares, unless the shareholder has made a specific election to redeem Class B shares.

The conversion of Class B shares to Class A shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.

4.                  Class C Shares. Class C shares of each Fund are offered without the imposition of an initial sales charge but are subject to a CDSC. Class C shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class C shares of the Funds. Class C shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

5.                  Class I Shares. Class I shares of each Fund are offered without the imposition of any initial sales charge, contingent sales charge, service fee or distribution fee, but may be subject to certain other expenses (e.g. transfer agency fees). Class I shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

6.                  Class I2 Shares (Disciplined Value Fund only). Class I2 shares of this Fund are offered without the imposition of any initial sales charge, contingent sales charge, service fee or distribution fee, but may be subject to certain other expenses (e.g. transfer agency fees). Class I2 shares of the Fund are available for purchase only as described in the Prospectus are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

7.                  Class NAV Shares. Class NAV shares of each Fund are offered without the imposition of any initial sales charge, contingent sales charge, service fee or distribution fee. Class NAV shares of each Fund are only available for purchase as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

8.                  Class R1 Shares. Class R1 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R1 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R1 shares of the Funds. Class R1 shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R1 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

9.                  Class R2 Shares. Class R2 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R2 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R2 shares of the Funds. Class R2 shares of each Fund are also subject to a service fee for certain services to retirement plans or participants under a separate Service Plan as set forth in the Prospectus. Class R2 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

10.              Class R3 Shares. Class R3 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R3 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R3 shares of the Funds. Class R3 shares of each Fund are also subject to a service fee for certain services to retirement plans as set forth in the Prospectus. Class R3 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

11.              Class R4 Shares. Class R4 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R4 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R4 shares of the Funds. Class R4 shares of each Fund are also subject to a service fee for certain services to retirement plans as set forth in the Prospectus. Class R4 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

12.              Class R5 Shares. Class R5 shares of each Fund are offered without the imposition of an initial sales charge or a CDSC. Class R5 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class R5 shares of the Funds. Class R5 shares of each Fund are also subject to a service fee for certain services to retirement plans as set forth in the Prospectus. Class R5 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

13.              Class R6 Shares. Class R6 shares of each Fund are offered without the imposition of any initial sales charge, contingent sales charge, service fee or distribution fee, but may be subject to certain other expenses (e.g. transfer agency fees). Class R6 shares of each Fund are subject also to the investor qualification and/or minimum purchase requirements and exchange privileges as set forth in the Prospectus.

14.              Class T Shares (Select Growth Fund only). Class T shares of this Fund are offered with the imposition of an initial sales charge or, on certain investments described in the Prospectus, a CDSC. Class T shares of this Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class T shares of this Fund. Class T shares of this Fund are available for purchase only as described in the Prospectus and are subject to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

15.              Class 1 Shares. Class 1 shares of each Fund are offered and sold without imposition of an initial sales charge or a CDSC. Class 1 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class 1 shares of the Funds. Class 1 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

16.              Class 3 Shares. Class 3 shares of each Fund are offered and sold without imposition of an initial sales charge or a CDSC. Class 3 shares of each Fund are subject to an annual distribution and service fee in accordance with the then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act for Class 3 shares of the Funds. Class 3 shares of each Fund are subject also to the minimum purchase requirements and exchange privileges as set forth in the Prospectus.

B.	EXPENSE ALLOCATION OF EACH CLASS:

Certain expenses may be attributable to a particular Class of shares of a Fund (“Class Expenses”). Class Expenses are charged directly to the net assets of the particular Class and, thus, are borne on a pro rata basis by the outstanding shares of that Class.

In addition to any distribution and/or service fees described in the Prospectus, each Class may, by action of the Board of Trustees or its delegate, also pay a different amount of the following expenses:

(1)	legal, printing and postage expenses related to preparing and distributing to current shareholders of a specific Class materials such as shareholder reports, prospectuses, and proxies;
(2)	Blue Sky fees incurred by a specific Class;
(3)	SEC registration fees incurred by a specific Class;
(4)	expenses of administrative personnel and services required to support the shareholders of a specific Class;
(5)	Trustees’ fees incurred as a result of issues relating to a specific Class;
(6)	litigation expenses or other legal expenses relating to a specific Class;
(7)	transfer agent fees and shareholder servicing expenses identified as being attributable to a specific Class; and
(8)	such other expenses actually incurred in a different amount by a Class or related to a Class’ receipt of services of a different kind or to a different degree than another Class.

Any Fund income, gain, loss and expenses not allocated to specific classes as described above shall be charged to each Fund and allocated daily to each class of the Fund in a manner consistent with Rule 18f-3(c)(1)(iii) of the 1940 Act.

C.	VOTING RIGHTS:

Each class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement; and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

D.	CLASS DESIGNATION:

Subject to approval by the Board of Trustees, each Fund may alter the nomenclature for the designations of one or more of its Classes of shares.

E.	DATE OF EFFECTIVENESS:

This Multiple Class Plan is effective on September 2, 2005, provided that this Plan shall not become effective with respect to any Fund unless such action has first been approved by the vote of a majority of the Board of Trustees of the Fund and by vote of a majority of those Trustees who are not “interested persons” of the Fund.

F.	AMENDMENT OF PLAN:

Any material amendment to this Plan shall become effective upon approval by a vote of at least a majority of the Trustees of the Trust, and a majority of the Trustees of the Fund who are not “interested persons” of the Trust, which vote shall have found that this Plan as proposed to be amended, including expense allocations, is in the best interests of each class individually and of the Fund as a whole; or upon such other date as the Trustees shall determine. No vote of shareholders shall be required for such amendment to the Plan.

G.	SEVERABILITY:

If any provision of this Plan is held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

H.	LIMITATION OF LIABILITY:

Consistent with the limitation of shareholder liability as set forth in the Trust’s Agreement and Declaration of Trust, any obligations assumed by any Fund or class therof, and any agreements related to this Plan shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and shall not constitute obligations of any other Fund or class of shares. All persons having any claim against the Fund, or any class therof, arising in connection with this Plan, are expressly put on notice of such limitation of shareholder liability, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust.

JOHN HANCOCK FUNDS III

AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

APPENDIX A

Series
John Hancock Core High Yield Fund
John Hancock Disciplined Value Fund
John Hancock Disciplined Value Mid Cap Fund
John Hancock Global Shareholder Yield Fund
John Hancock International Core Fund
John Hancock International Growth Fund
John Hancock International Value Equity Fund
John Hancock Select Growth Fund
John Hancock Small Company Fund
John Hancock Strategic Growth Fund

Amended:	As of June 25, 2014.